Exhibit 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated January 28, 2000, included (or incorporated by reference) in Pacific Financial Corporation's Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in the Registration Statement.


/s/ Knight Vale & Gregory PLLC

KNIGHT VALE & GREGORY PLLC

Tacoma, Washington
December 4, 2000